EXHIBIT 4.3

Amended April 17, 2001

BYLAWS

OF

CEC ENTERTAINMENT, INC.

Offices

1. Registered Office and Registered Agent. The location of the registered office and the name of the registered agent of the corporation in the State of Kansas shall be such as shall be determined from time to time by the Board of Directors and on file in the appropriate public offices of the State of Kansas pursuant to applicable provisions of law.

2. Corporate Offices. The corporation may have such other corporate offices and places of business anywhere within or without the State of Kansas as the Board of Directors may from time to time designate or the business of the corporation may require.

Seal

3. Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation and the words “Corporate Seal, Kansas.” The corporate seal may be used by causing it or a facsimile thereon to be impressed or affixed or otherwise reproduced in any manner.

Stockholders’ Meeting

4. Place of Meetings. All meetings of the stockholders shall be held at the offices of the corporation in the City of Irving, State of Texas or at such other place either within or without the State of Kansas as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof.

5. Annual Meeting. An annual meeting of the stockholders of the corporation shall be held on the last Tuesday in April of each year, if not a legal holiday, and if a legal holiday, then on the next secular day following, at 10:00 a.m., or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, at which the stockholders shall elect directors by a plurality vote to serve until the next annual meeting of the stockholders and until their successors are elected and qualified, or until their earlier resignation or removal, and shall transact such other business as may properly be brought before the meeting. At the annual meeting, the stockholders may transact such other business as may be desired, whether or not the same was specified in the notice of the meeting, unless the consideration of such other business without its having been specified in the notice of the meeting as one of the purposes thereof is prohibited by law.

6. Special Meetings. Special meetings of the stockholders may be held for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, and may be called by the Chairman of the Board, by the President, by the Secretary, by the Board of Directors, or by the holders of, or by any officer or stockholder upon the written request of the holders of, not less than ten percent (10%) of the outstanding stock entitled to vote at such meeting, and shall be called by any officer directed to do so by the Board of Directors or requested to do so in writing by a majority of the Board of Directors. Any such written request shall state the purpose or purposes of the proposed meeting.

The “call” and the “notice” of any such meeting shall be deemed to be synonymous.

7. Voting. At all meetings of stockholders, every stockholder having the right to vote shall be entitled to vote in person, or by proxy appointed by such stockholder and being granted not more than three years prior to said meeting, unless said stockholder shall provide for a longer period. Unless otherwise provided by the Articles of Incorporation and except in the case of election of directors, each stockholder shall have one vote for each share of stock entitled to vote at such meeting registered in his name on the books of the corporation. Except as otherwise provided by the Articles of Incorporation, at all elections of directors each stockholder shall be entitled to as many votes as shall equal the number of votes to which his shares of stock are entitled, multiplied by the number of directors to be elected by the holders of shares of the same class as such stockholder, and such stockholder may cumulate his votes and cast all of such votes for a single director or may distribute them among the number to be voted for by holders of such class of stock, or any two or more of them as he may see fit. At all meetings of stockholders, the voting may be otherwise than by ballot, including the election of directors, except that, unless otherwise provided by the Articles of Incorporation, any qualified voter may demand a vote by ballot on any other matter, in which event such vote shall be taken by ballot.

8. Quorum. The holders of a majority of the outstanding stock entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of any business, except as otherwise provided by law, by the Articles of Incorporation, or by these Bylaws. Every decision of a majority in amount of stock of such quorum shall be valid as a corporate act, except in those specific instances in which a larger vote is required by law or by the Articles of Incorporation or by these Bylaws.

If the holders of not less than twenty-five percent (25%) of the outstanding stock entitled to vote at any meeting are present in person or by proxy at a meeting at which a quorum shall not be present, the holders of a majority of the stock present in person or by proxy at such meeting shall have power successively to adjourn the meeting from time to time to a specified time and place, without notice to anyone other than announcement at the meeting, until a quorum shall be present in person or by proxy. At such adjourned meeting at which a quorum shall be present in person or by proxy, any business may be transacted which might have been transacted at the original meeting which was adjourned. If the adjournment is for more than thirty (30) days, or if after adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

9. Stock Ledger. The original or duplicate stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required under Section 10 of these

Bylaws or the books of the corporation, or to vote in person or by proxy at any meeting of the stockholders.

10. Stockholders’ Lists. The Secretary or Assistant Secretary, who shall have charge of the stock ledger, shall, if required in writing by any stockholder at least twenty (20) days prior to any meeting of stockholders or if ordered to do so by the Board of Directors, prepare and make, at least ten days before such meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

11. Notice. Written or printed notice of each meeting of the stockholders, whether annual or special, stating the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes thereof, shall be given to each stockholder of record of the corporation entitled to vote at such meeting, either personally or by first class mail, not less than ten (10) days or not more than fifty (50) days prior to the meeting.

12. Consent of Stockholders in Lieu of Meeting. To the extent, if any, and in the manner permitted by statute and unless otherwise provided in the Articles of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if consent in writing, setting forth the action so taken, shall be signed by all the holders of outstanding stock entitled to vote thereon.

Board of Directors

13. (a) Management. The management of all the affairs, property and business of the corporation shall be vested in a Board of Directors.

Subject to the other terms and conditions contained herein and/or in the Restated Articles of Incorporation of the Corporation, the Board of Directors shall consist of eight (8) persons. Commencing with the annual meeting of stockholders in 1988, in lieu of electing the whole number of directors annually, the directors have been divided into three (3) classes, Class I, Class II and Class III, with three (3) directors in Class I and two in each of Classes II and III. At the annual meeting of stockholders in 1988, directors of Class I were elected to hold office for a term expiring at the next succeeding annual meeting of stockholders; directors of Class II were elected to hold office for a term expiring at the second succeeding annual meeting of stockholders; and directors of Class III were elected to hold office for a term expiring at the third succeeding annual meeting of stockholders. At each annual meeting of stockholders subsequent to the annual meeting of stockholders in 1988, the successors to the class of directors whose term shall then expire have been elected to hold office for a term expiring at the third succeeding annual meeting. Commencing on the date hereof and continuing thereafter but subject to the other terms and conditions contained herein and/or in the Articles of Incorporation, there shall be three Directors in each such Class. The current member of the Board of Directors may elect Directors to fill the two newly created directorships. Each director shall hold office for the term for which he was elected and until his successor is elected and qualified or until his earlier resignation or removal. Any further increase or decrease in the authorized number of directors shall be apportioned by the Board of Directors among the classes so as to make all classes as nearly equal in number as possible. No decrease in the authorized number of directors shall shorten the term of any incumbent director. A director who is chosen in the manner provided in the Bylaws to fill a vacancy in the Board of Directors or to fill a newly-created directorship resulting from an increase in the authorized number of directors shall hold office until the next election of the class for which such director shall have been chosen and until his successor is elected and qualified or until his earlier resignation or removal.

Upon the occurrence of any Event of Default (as defined in the Restated Articles of Incorporation of the corporation) and the election held pursuant to Subsection 4.6.4. of the Restated Articles of Incorporation of the Corporation, the effectiveness of the provisions of the immediately preceding paragraph shall be suspended, and the five (5) directors elected in accordance with Section 4.6 of the Restated Articles of Incorporation shall serve until the next annual meeting of stockholders and until their respective successors are elected and qualified or until their earlier resignation or removal. Upon the discontinuance of an Event of Default, the suspension of the effectiveness of the provisions of the immediately preceding paragraph shall automatically cease; the directors whose terms shall not have expired by reason of the discontinuance of such Event of Default shall be designated as Class III directors; the remaining directors, subject to applicable Kansas law, may appoint directors in accordance with the provisions of Section 14 of these Bylaws or may call a special meeting of stockholders to elect directors to fill the vacancies created by the expiration of the terms of directors elected or approved by or on behalf of the holders of the Class A Preferred Stock of this corporation and to fill any newly created directorships resulting from an increase in the number of directors due to a cessation in such suspension; and the terms of each class of directors shall be determined by the provisions of the immediately preceding paragraph as though such directors had been elected at the 1988 annual meeting of stockholders or had been elected to fill newly created directorships on the Board of Directors.

Unless required by the Restated Articles of Incorporation, directors need not be stockholders. In addition to the powers and authority by these Bylaws and the Restated Articles of Incorporation expressly conferred upon it, the Board of Directors may exercise all such powers of the corporation, and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

(b) Executive Committee. There shall be, and there hereby is, an Executive Committee of the Board of Directors of the corporation, to be selected by the Board of Directors and to consist of four (4) directors of the corporation, which Committee shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that such Committee shall not have the power or authority of the Board of Directors with respect to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, amending the Bylaws of the corporation, the declaration of dividends or the issuance of stock. Notwithstanding the foregoing, the Executive Committee shall be dissolved during, and shall not be reconvened until the end of, the period commencing upon the election of directors of this corporation pursuant to Section 4.6 of ARTICLE FOURTH of the Articles of Incorporation of this corporation and ending at such time as there is no Event of Default then continuing.

The Executive Committee shall meet from time to time on call of the Chairman of the Executive Committee or a majority of the members of the Committee. Notice of each such meeting stating the place, day and hour thereof shall be served personally on each member of the Executive Committee or shall be mailed, telephoned, telecopied or telegraphed to his or her address on the books of the corporation no fewer than forty-eight (48) hours before the meeting. No such notice need state the business proposed to be transacted at the meeting and no notice of the time or place of any meeting of the Executive Committee need be given to any member thereof who either attends in person or who, in writing, executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. No notice need be given of any adjourned meeting of the Executive Committee. Meetings of the Executive Committee may be held at such place or places as the Executive Committee or its Chairman shall determine or as may be specified or fixed in the respective notices or waivers thereof and may be held by means of a telephone conference call or similar communications equipment as set forth in the Bylaws. A majority of the members of the Committee shall constitute a quorum for the transaction of any business. A vote of a majority of the Committee present at a meeting shall be the act of the Committee. The Executive Committee may fix its own rules of procedure. It shall keep a record of its proceedings (which shall at all times be available to the Board of Directors) and shall report the actions taken by it to the Board of Directors at the regular meeting thereof held next following the meeting of the Executive Committee at which such actions were taken. Actions may be taken by the Committee without a meeting if all of the members of the Committee consent thereto in writing and the writing or writings are filed with the records of the proceedings of the Committee. The Chairman of the Executive Committee shall preside at its meetings. In his absence or inability to act, any other member of the Committee designated by a majority of the members of the Committee present at any meeting shall preside. The Committee shall appoint its own Secretary who may be the Secretary or Assistant Secretary of the corporation.

14. Vacancies and Newly Created Directorships. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by two-thirds (2/3) of the directors then in office, though less than a quorum, or by a sole remaining director, unless it is otherwise provided in the Restated Articles of Incorporation or Bylaws, and the directors so chosen shall hold office for the terms specified in the Restated Articles of Incorporation, and until their successors are duly elected and qualified or until their earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

15. Meetings of the Newly Elected Board—Notice. The first meeting of the members of each newly elected Board of Directors shall be held (i) at such time and place either within or without the State of Kansas as shall be suggested or provided by resolution of the stockholders at the meeting at which such newly elected Board was elected, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present, or (ii) if not so suggested or provided for by resolution of the stockholders or if a quorum shall not be present, at such time and place as shall be consented to in writing by a majority of the newly elected directors, provided that written or printed notice of such meeting shall be given to each of the other directors in the same manner as provided in Section 18 of these Bylaws with respect to the giving of notice for special meetings of the Board except that it shall not be necessary to state the purpose of the meeting in such notice; or (iii) regardless of whether or not the time and place of such meeting shall be suggested or provided for by resolution of the stockholders, at such time and place as shall be consented to in writing by all of the newly elected directors.

Every director of the corporation, upon his election, shall qualify by accepting the office of director, and his attendance at, or his written approval of the minutes of, any meeting of the Board subsequent to his election shall constitute his acceptance of such office; or he may execute such acceptance by a separate writing, which shall be placed in the minute book.

16. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and places either within or without the State of Kansas as shall from time to time be fixed by resolution adopted by the full Board of Directors. Any business may be transacted at a regular meeting.

17. Special Meetings. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, the President, any Vice President or the Secretary, or by any two (2) or more of the directors. The place may be within or without the State of Kansas as designated in the notice.

18. Notice of Special Meetings. Written or printed notice of each special meeting of the Board, stating the place, day and hour of the meeting and the purpose or purposes thereof, shall be mailed to each director addressed to him at his residence or usual place of business at least three (3) days before the day on which the meeting is to be held, or shall be sent to him by telefax, telegram, or delivered personally, at least two (2) days before the day on which the meeting is to be held. The notice may be given by any officer having authority to call the meeting. “Notice” and “call” with respect to such meetings shall be deemed to be synonymous. Any meeting of the Board of Directors shall be a legal meeting without any notice thereof having been given if all directors shall be present thereat.

19. Meetings by Conference Telephone or Similar Communications Equipment. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, members of the Board of Directors of the corporation, or any committee designated by such Board, may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in a meeting pursuant hereto shall constitute presence in person at such meeting.

20. Quorum. Unless otherwise required by law, the Articles of Incorporation or these Bylaws, a majority of the total number of directors shall be necessary at all meetings to constitute a quorum for the transaction of business, and except as may be otherwise provided by law, the Articles of Incorporation or these Bylaws, the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors.

If at least two (2) directors or one-third (1 /3) of the whole Board of Directors, whichever is greater, is present at any meeting at which a quorum is not present, a majority of the directors present at such meeting shall have power successively to adjourn the meeting from time to time to a subsequent date, without notice to any director other than announcement at the meeting. At such adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the original meeting which was adjourned.

21. Standing or Temporary Committees. The Board of Directors may, by resolution or resolutions passed by a majority of the whole Board, designate one (1) or more committees, each committee to consist of one (1) or more directors of the corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in said resolution or resolutions or in these Bylaws, shall have and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority of the Board of Directors with respect to amending the Articles of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless said resolution or resolutions, the Articles of Incorporation, or these Bylaws expressly so provide, no such committee shall have power or authority to declare a dividend or to authorize the issuance of stock.

Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. All committees so appointed shall, unless otherwise provided by the Board of Directors, keep regular minutes of the transactions of their meetings and shall cause them to be recorded in books kept for that purpose in the office of the corporation and shall report the same to the Board of Directors at its next meeting. The Secretary or an Assistant Secretary of the corporation may act as Secretary of the committee if the committee so requests.

22. Compensation. Unless otherwise restricted by the Articles of Incorporation, the Board of Directors may, by resolution, fix a sum to be paid to directors for serving as directors of the corporation and may, by resolution, fix a sum which shall be allowed and paid for attendance at each meeting of the Board of Directors and in each case may provide for reimbursement of expenses incurred by directors in attending each meeting; provided that nothing herein contained shall be construed to preclude any director from serving this corporation in any other capacity and receiving his regular compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

23. Resignations. Any director may resign at any time by giving a written notice to the corporation. Such resignation shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

24. Indemnification and Liability of Directors and Officers. Each person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity (including the heirs, executors, administrators or estate of such person) shall be indemnified by the corporation as of right to the full extent permitted or authorized by the laws of the State of Kansas, as now in effect and as hereafter amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto) against any liability, judgment, fine, amount paid in settlement, cost and expense (including attorneys’ fees) asserted or threatened against and incurred by such person in his capacity as or arising out of his status as a director or officer of the corporation or, if serving at the request of the corporation, as a director, officer, employee or agent of another entity. The indemnification provided by this bylaw provision shall not be exclusive of any other rights to which those indemnified may be entitled under any other bylaw or under any agreement, vote of stockholders or disinterested directors or otherwise, and shall not limit in any way any right which the corporation may have to make different or further indemnification with respect to the same or different persons or classes of persons. The corporation shall advance to any person entitled to indemnification hereunder such expenses and costs as such person may incur in connection with any matter, event, claim or cause of action for which indemnification is, or may be, available hereunder provided that such person agrees to return to the corporation any such funds so advanced in the event that such person is not entitled to such indemnification hereunder.

No person shall be liable to the corporation for any loss, damage, liability or expense suffered by it on account of any action taken or omitted to be taken by him as a director or officer of the corporation or of any other entity which he serves as a director, officer, employee or agent at the request of the corporation, if such person (i) exercised the same degree of care and skill as a prudent man would have exercised under the circumstances in the conduct of his own affairs, or (ii) took or omitted to take such action in reliance upon advice of counsel for the corporation, or for such other entity, or upon statements made or information furnished by directors, officers, employees or agents of the corporation or for such other entity which he had no reasonable grounds to disbelieve.

25. Action Without a Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee thereof, may be taken without a meeting if written consent thereto is signed by all members of the Board of Directors, or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Officers

26. (a) Officers—Who Shall Constitute. The officers of the corporation shall be a Chairman of the Board of Directors, a President, one (1) or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors at their first meeting after the annual meeting of the stockholders. The Board of Directors may also designate additional Assistant Secretaries and Assistant Treasurers. In the discretion of the Board of Directors, the Chairman of the Board of Directors shall at all times be, and other officers may be (but need not be) members of the Board of Directors. Any two (2) or more offices may be held by the same person.

An officer shall be deemed qualified when he enters upon the duties of the office to which he has been elected or appointed and furnishes any bond required by the Board; provided, however, the Board may also require of such person his written acceptance and promise faithfully to discharge the duties of such office.

(b) Term of Office. Each officer of the corporation shall hold his office at the pleasure of the Board of Directors or for such other period as the Board may specify at the time of his election or appointment, or until his death, resignation or removal by the Board, whichever occurs first. In any event, each officer of the corporation who is not reelected or reappointed at the annual meeting of the Board of Directors next succeeding his election or appointment and at which any officer of the corporation is elected or appointed shall be deemed to have been removed by the Board, unless the Board provides otherwise at the time of his election or appointment.

(c) Other Officers and Agents. The Board from time to time may also appoint such other officers and agents for the corporation as it shall deem necessary or advisable, each of whom shall serve at the pleasure of the Board or for such period as the Board may specify, and shall exercise such powers, have such titles and perform such duties as shall be determined from time to time by the Board or by an officer empowered by the Board to make such determinations.

27. The Chairman of the Board. If a Chairman of the Board be elected or appointed, he shall preside at all meetings of the stockholders and directors at which he may be present and shall have such other duties, powers and authority as may be prescribed elsewhere in these Bylaws. The Board of Directors may delegate such other authority and assign such additional duties to the Chairman of the Board, other than those conferred by law exclusively upon the President, as it may determine from time to time, and, to the extent permissible by law, the Board may designate the Chairman of the Board as the chief executive officer of the corporation, with all of the powers otherwise conferred upon the President of the corporation under Paragraph 28 of these Bylaws, or it may, from time to time, divide the responsibilities, duties and authority for the general control and management of the corporation’s business and affairs between the Chairman of the Board and the President.

28. The President. Unless the Board otherwise provides, the President shall be the chief executive officer of the corporation with such general executive powers and duties of supervision and management as are usually vested in the office of the chief executive officer of the corporation, and he shall carry into effect all directions and resolutions of the Board. The President, in the absence of the Chairman of the Board or if there be no Chairman of the Board, shall preside at all meetings of the stockholders and directors.

The President may execute all bonds, notes, debentures, mortgages, and other instruments for and in the name of the corporation, and may cause the corporate seal to be affixed thereto.

Unless the Board otherwise provides, the President, or any person designated in writing by him, shall have full power and authority on behalf of this corporation (i) to attend and to vote or take action at any meeting of the holders of securities of corporations in which this corporation may hold securities, and at such meetings shall possess and may exercise any and all rights and powers incident to being a holder of such securities and which as such holder thereof this corporation may have possessed and exercised if present, and (ii) to execute and deliver waivers of notice and proxies for and in the name of the corporation with respect to any such securities held by this corporation.

He shall, unless the Board otherwise provides, be ex officio a member of all standing committees.

He shall have such other or further duties and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

If a Chairman of the Board be elected or appointed and designated as the chief executive officer of the corporation, as provided in paragraph 27 of the Bylaws, the President shall perform such duties as may be specifically delegated to him by the Board of Directors or conferred by law exclusively upon him and in the absence, disability or inability to act as the Chairman of the Board, the President shall perform the duties and exercise the powers of the Chairman of the Board.

29. Vice President. In the absence of the President or in the event of his disability, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board, or in the absence of any designation, then in the order of their election) shall perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors may from time to time prescribe.

30. Secretary and Assistant Secretaries. The Secretary may attend all sessions of the Board and all meetings of the stockholders, and shall record or cause to be recorded all votes taken and the minutes of all proceedings in a minute book of the corporation to be kept for that purpose. He shall perform like duties for the Executive Committee and other standing committees when requested by the Board or any such committee to do so.

It shall be the principal responsibility of the Secretary to give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, but this shall not lessen the authority of others to give such notice as is authorized elsewhere in these Bylaws.

The Secretary shall see that all corporate books, records, lists and information, or duplicates, required to be maintained in the State of Kansas, or elsewhere, are so maintained.

The Secretary shall keep in safe custody the seal of the corporation, and shall have the authority to affix the seal to any instrument requiring it, and when so affixed, he shall attest the seal by his signature. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his signature.

The Secretary shall have the general duties, responsibilities, and authorities of a secretary of a corporation and shall perform such other duties and have such other responsibilities and authorities as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors or the chief executive officer of the corporation, under whose direct supervision he shall be.

In the absence of the Secretary or in the event of his disability, inability or refusal to act, the Assistant Secretary (or in the event there be more than one Assistant Secretary, the Assistant Secretaries in the order designated by the Board, or in the absence of any designation, then in the order of their election) may perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors may from time to time prescribe.

31. The Treasurer and Assistant Treasurers. The Treasurer shall have responsibility for the safekeeping of the funds and securities of the corporation, shall keep or cause to be kept full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall keep, or cause to be kept, all other books of account and accounting records of the corporation. He shall deposit or cause to be deposited all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors or by any officer of the corporation to whom such authority has been granted by the Board of Directors.

He shall disburse, or permit to be disbursed, the funds of the corporation as may be ordered, or authorized generally, by the Board, and shall render to the chief executive officer of the corporation and the directors whenever they may require it, an accounting of all his transactions as Treasurer and of those under his jurisdiction, and of the financial condition of the corporation.

He shall perform such other duties and shall have such other responsibility and authority as may be prescribed elsewhere in these Bylaws or from time to time by the Board of Directors.

He shall have the general duties, powers and responsibility of a Treasurer of a corporation and shall, unless otherwise provided by the Board, be the chief financial and accounting officer of the corporation.

If required by the Board, he shall give the corporation a bond in a sum and with one (1) or more sureties satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the corporation, in the case of his death, resignation, retirement or removal from office, of all corporate books, papers, vouchers, money and other property of whatever kind in his possession or under his control which belong to the corporation.

In the absence of the Treasurer or in the event of his disability, inability or refusal to act, the Assistant Treasurer (or in the event there be more than one Assistant Treasurer, the Assistant Treasurers in the order designated by the Board, or in the absence of any designation, then in the order of their election) may perform the duties and exercise the powers of the Treasurer, and shall perform such other duties and have such other authority as the Board of Directors may prescribe from time to time.

32. Duties of Officers May be Delegated. If any officer of the corporation be absent or unable to act, or for any other reason that the Board may deem sufficient, the Board may delegate for the time being, some or all of the functions, duties, powers and responsibilities of such officer to any other officer, or to any other agent or employee of the corporation or other responsible person, provided a majority of the whole Board concurs therein.

33. Removal. Any officer or agent elected or appointed by the Board of Directors, and any employee, may be removed or discharged by the Board whenever in its judgment the best interests of the corporation would be served thereby, but such removal or discharge shall be without prejudice to the contract rights, if any, of the person so removed or discharged.

34. Salaries and Compensation. Salaries and compensation of all elected officers of the corporation shall be fixed, increased or decreased by the Board of Directors, but this power, except as to the salary or compensation of the Chairman of the Board and the President, may, unless prohibited by law, be delegated by the Board to the Chairman of the Board or the President, or may be delegated to a committee. Salaries and compensation of all other appointed officers, agents and employees of the corporation may be fixed, increased or decreased by the Board of Directors, but until action is taken with respect thereto by the Board of Directors, the same may be fixed, increased or decreased by the Chairman of the Board, the President or such other officer or officers as may be designated by the Board of Directors to do so.

35. Delegation of Authority to Hire, Discharge and Designate Duties. The Board from time to time may delegate to the Chairman of the Board, the President or other officer or executive employee of the corporation, authority to hire, discharge and fix and modify the duties, salary or other compensation of employees of the corporation under their jurisdiction, and the Board may delegate to such officer or executive employee similar authority with respect to obtaining and retaining for the corporation the services of attorneys, accountants and other experts.

Shares of Stock

36. Certificates for Shares of Stock. Certificates for shares of stock shall be issued in numerical order, and each stockholder shall be entitled to a certificate signed by the chairman of the Board of Directors, or the President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying to the number of shares owned by him. To the extent permitted by statute, any or all the signatures on such certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may nevertheless be issued by the corporation with the same effect as if such officer, transfer agent or registrar who signed such certificate, or whose facsimile signature shall have been used thereon, had not ceased to be such officer, transfer agent or registrar of the corporation.

37. Transfer of Stock. Transfers of stock shall be made only upon the transfer books of the corporation, kept at the office of the corporation or respective transfer agents designated to transfer the several classes of stock, and before a new certificate is issued the old certificate shall be surrendered for cancellation. Until and unless the Board appoints some other person, firm or corporation as its transfer agent or transfer clerk (and upon the revocation of any such appointment, thereafter until a new appointment is similarly made), the Secretary of the corporation shall be the transfer agent or transfer clerk of the corporation without the necessity of any formal action of the Board, and the Secretary, or any person designated by him, shall perform all of the duties thereof.

38. Registered Stockholders. Registered stockholders only shall be entitled to be treated by the corporation as the holders and owners in fact of the shares standing in their respective names, and the corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Kansas.

39. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate or certificates to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to give the corporation and its transfer agents and registrars, if any, a bond in such sum as it may direct to indemnify it against any claim that may be made against it with respect to the certificate or certificates alleged to have been lost, stolen or destroyed or the issuance of such new certificate or certificates.

40. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer, conversion and registration of certificates for shares of the capital stock of the corporation, not inconsistent with the laws of the State of Kansas, the Articles of Incorporation of the corporation or these Bylaws.

41. Fixing Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or (if permitted by statute) to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall be not more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Dividends and Finance

42. Dividends. Dividends upon the outstanding shares of the corporation, subject to the provisions of the Articles of Incorporation and of any applicable law and of these Bylaws, may be declared by the Board of Directors at any meeting. Subject to such provisions, dividends may be paid in cash, in property, or in shares of stock of the corporation.

43. Creation of Reserves. The directors may set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose or may abolish any such reserve in the manner in which it was created.

44. Moneys. The moneys of the corporation shall be deposited in the name of the corporation in such bank, banks, trust company, or trust companies as the Board of Directors shall designate, and shall be drawn out only by check, signed by the persons designated by resolution adopted by the Board of Directors, except that the Board of Directors may delegate said powers in the manner hereinafter provided in this Bylaw Section 44. The Board of Directors by resolution may authorize an officer or officers of the corporation to designate any bank, banks, trust company, or trust companies in which moneys of the corporation may be deposited, and to designate the persons who may sign checks drawn on any particular account or accounts of the corporation, whether created by direct designation of the Board of Directors or by an authorized officer or officers as aforesaid.

45. Fiscal Year. The Board of Directors shall have the power to fix and from time to time change the fiscal year of the corporation. In the absence of an action by the Board of Directors, the fiscal year of the corporation shall end each year on the date on which the corporation treated as the close of its first fiscal year, until such time, if any, as the fiscal year shall be changed by the Board of Directors.

46. Directors’ Annual Statement. The Board of Directors may present at each annual meeting of the stockholders, and when called for by vote of the stockholders, a full and clear statement of the business and condition of the corporation.

Books and Records

47. Books, Accounts and Records. The books, accounts and records of the corporation, except as may be otherwise required by the laws of the State of Kansas, may be kept outside of the State of Kansas, at such place or places as the Board of Directors may from time to time determine. The Board of Directors shall determine whether, to what extent, and the conditions upon which the books, accounts and records of the corporation, or any of them, shall be open to the inspection of the stockholders, and no stockholder shall have any right to inspect any books, accounts or records of the corporation, except as conferred by law, vote of the stockholders, or resolution of the directors.

Notices

48. Provisions. Whenever the provisions of the Statutes of the State of Kansas, the Articles of Incorporation or these Bylaws require notice to be given to any director, officer or stockholder, they shall not be construed to require actual personal notice. Notice by first class mail may be given in writing by depositing the same in a post office or letter box, in a postpaid sealed wrapper, addressed to such director, officer or stockholder at his or her address as the same appears in the books of the corporation, and the time when the same shall be mailed shall be deemed to be the time of the giving of such notice. If notice be given by telegraph, such notice shall be deemed to be given when the same is delivered to the telegraph company.

49. Waiver. Whenever any notice is required to be given under the provisions of the statutes of the State of Kansas, or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor, the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice unless so required by the Articles of Incorporation or these Bylaws.

Miscellaneous

50. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or limited to specific instances.

51. Amendments. These Bylaws may be altered, amended or repealed or new Bylaws adopted, in the manner provided in the Articles of Incorporation.